UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 22, 2017

SANTANDER DRIVE AUTO RECEIVABLES TRUST 2017-1

(Exact Name of Issuing Entity as Specified in its Charter)

Commission File Number of Issuing Entity: 333-206684-04

Central Index Key Number of Issuing Entity: 0001696935

SANTANDER DRIVE AUTO RECEIVABLES LLC

(Exact Name of Depositor as Specified in its Charter)

Commission File Number of Depositor: 333-206684

Central Index Key Number of Depositor: 0001383094

SANTANDER CONSUMER USA INC.

(Exact Name of Sponsor as Specified in its Charter)

Central Index Key Number of Sponsor: 0001540151

Delaware

(State or Other Jurisdiction of Incorporation of Registrant)

35-7164894

(Issuing Entity’s I.R.S. Employer Identification No.)

Santander Drive Auto Receivables LLC 1601 Elm Street, Suite 800 Dallas, Texas	75201
(Address of Principal Executive Offices of Registrant)	(Zip Code)

(214) 292-1930

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Registrant is filing the exhibits listed in Item 9.01(d) below in connection with the issuance of Class A-1 Auto Loan Asset Backed Notes (the “Class A-1 Notes”), Class A-2 Auto Loan Asset Backed Notes (the “Class A-2 Notes”), Class A-3 Auto Loan Asset Backed Notes (the “Class A-3 Notes” and, together with the Class A-1 Notes and the Class A-2 Notes, the “Class A Notes”), Class B Auto Loan Asset Backed Notes (the “Class B Notes”), Class C Auto Loan Asset Backed Notes (the “Class C Notes”) and Class D Auto Loan Asset Backed Notes (the “Class D Notes” and, together with the Class A Notes, Class B Notes and Class C Notes, other than such Notes retained by the sponsor or an affiliate thereof, the “Publicly Registered Notes”) and Class E Auto Loan Asset Backed Notes by Santander Drive Auto Receivables Trust 2017-1 (the “Issuer”) described in the Preliminary Prospectus dated February 16, 2017.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description

4.1	Indenture, to be dated as of February 28, 2017, between the Issuer and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”).

10.1	Sale and Servicing Agreement, to be dated as February 28, 2017, among the Issuer, Santander Drive Auto Receivables LLC, Santander Consumer USA Inc. and the Indenture Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 22, 2017	SANTANDER DRIVE AUTO RECEIVABLES LLC

	By:	/s/ Corey Henry
	Name:	Corey Henry
	Title:	Vice President